Exhibit 99.1

Eastside Reports Second Quarter 2020 Financial Results

Company to Host Conference Call at 4:30pm ET Today

PORTLAND, Ore., Aug. 13, 2020 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a consumer focused beverage company that builds craft inspired experiential brands and high quality artisan products around premium spirits and ready-to-drink “RTD” craft cocktails, reported second quarter 2020 financial results for the period ended June 30, 2020.

“I am excited about the next phase of Eastside’s evolution as we focus our resources on generating value in our Company-owned brands, while taking advantage of the tremendous opportunity ahead of us in our canning and bottling operations,” commented Paul Block, Chairman and CEO of Eastside Distilling.

Business Highlights

●	Gross sales for the second quarter of 2020 were $4.3 million compared to $4.0 million for the second quarter of 2019, led by contributions from Azuñia Tequila and growth in mobile canning operations.
●	Net loss was $(2.2) million for the second quarter of 2020, compared to $(2.9) million in the second quarter of 2019.
●	Delivered another quarter of sequential improvement in adjusted EBITDA, with adjusted EBITDA of $(0.951) million compared to $(1.849) million in the year ago quarter.
●	The Company is announcing a restructuring that will reduce operating expenses by at least $2 million annually with most of the actions already taken in the third quarter.

Financial Results

Gross sales for the second quarter of 2020 were $4.3 million compared to $4.0 million for the second quarter of 2019, an increase of 7%. The increase in gross sales is primarily attributable to contributions from the Azuñia Tequila brand which was acquired in September 2019 and growth in mobile canning services offset by a decrease in sales of Redneck Riviera Whiskey products and mobile bottling services. As previously reported on the first quarter conference call, the Company experienced a significant slowdown in sell-through as a result of COVID-19. The Company’s Craft Canning operation is experiencing strong demand from the craft beer industry as brewers have shifted to canned beer instead of kegs as the on-premise market is not likely to return to normal operations soon. These factors have pushed demand towards the Company’s mobile canning business. Gross sales exclude retail tasting room sales that have been classified as discontinued operations.

Amount shown in thousands

	Q2 2020	Q1 2020	% Change	Q2 2020	Q2 2019	% Change
Craft mobile canning sales	$2,498	1,298	92%	$2,498	1,589	57%
Craft mobile bottling sales	56	102	-45%	56	231	-76%
Redneck Riviera sales	456	616	-26%	456	650	-30%
Azuñia Tequila sales	529	991	-47%	529
Burnside Whiskey sales	200	199	1%	200	192	4%
Portland Potato Vodka sales	386	352	10%	386	328	18%

Note: Craft mobile canning and bottling sales include services and materials (cans, bottles, lids, ends, etc.). Retail tasting room sales of spirit finished goods are excluded as discontinued operations.

Gross margins on net sales were 39% for the second quarter of 2020, compared to 38% during the second quarter of 2019. The increase in gross margins year over year is primarily attributable to a change in product and services mix. The Company is focused on improving overall gross margins by evaluating outsourced production as a means to lower cost of goods sold and increasing efficiency while reducing overhead of its production facilities.

Operating expenses were $3.4 million for the second quarter of 2020, which included $0.9 million of non-cash expenses, compared to $4.1 million, which included $0.9 million of non-cash expenses for the second quarter of 2019. The change in operating expenses consisted of a $0.5 million reduction of general and administrative expenses and a $0.2 million reduction of sales and marketing expenses.

During the first six months of 2020, the Company focused its sales and marketing efforts on the distribution of its brands through the national platform, resulting in the decision to close all four of its retail tasting rooms in Portland, Oregon by March 31, 2020. This decision meets the criteria for reporting the retail operations as discontinued operations in the accompanying unaudited condensed consolidated financial statements. In the current year, the income, expense and cash flows from retail operations during the period they were consolidated have been classified as discontinued operations. For comparative purposes amounts in the prior periods have been reclassified to conform to current year presentation. Additionally, the assets and liabilities from retail operations are shown on the balance sheet as assets and liabilities for discontinued operations.

Net loss was $(2.2) million for the second quarter of 2020, compared to $(2.9) million in the second quarter of 2019.

Adjusted EBITDA was $(0.951) million for the second quarter of 2020, compared to $(1.849) million in the second quarter of 2019. Adjusted EBITDA is a non-GAAP figure and is explained and reconciled below.

Case Volume (9-Liter Equivalent)

Amount shown in thousands 9L Cases

	Q2 2020	Q1 2020	% Change	Q2 2020	Q2 2019	% Change
Redneck Riviera case volume	3.7	5.1	-27%	3.7	4.6	-20%
Azunia Tequila case volume	1.7	3.3	-48%	1.7
Burnside Whiskey case volume	1.0	1.2	-17%	1.0	1.1	-9%
Portland Potato Vodka case volume	4.9	4.5	9%	4.9	4.3	14%
All other case volume	0.8	0.7	14%	0.8	1.0	-20%
Total cases	12.1	14.8	-18%	12.1	11.0	10%

Note: Retail tasting room sales of spirit finished goods are excluded as discontinued operations.

COVID-19 Impact to Q2 2020

As previously reported on the first quarter conference call, the company experienced a significant slowdown in sell-through as a result of COVID-19. Additionally, the off-premise retailers delayed the commencement of the planned Azuñia Tequila, Burnside Whiskeys and Hue-Hue Coffee Rum expansion into new territories as a result of COVID-19.

The Company enacted a series of initiatives to improve sell-through, including offering promotional discounts on Redneck Riviera Whiskey and Azuñia Tequila, as well as a focus towards online sales. Further, with the shutdown of on-premise accounts throughout much of the country, Eastside began ramping up support efforts for local off-premise independent stores and wholesalers by creating several programs aimed to energize the local marketplace. Likewise, as the shutdowns diminish, Eastside plans to expand upon these programs to support its off-premise accounts.

The Company’s Craft Canning operation is experiencing strong demand from the craft beer industry as brewers have shifted to canned beer instead of kegs as the on-premise market is not likely to return to normal operations soon. These factors have pushed demand towards the Company’s mobile canning business.

Use of Non-GAAP Measures

Eastside Distilling’s management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of adjusted EBITDA as a supplement to GAAP results. Management believes this non-GAAP measure provides useful information about the Company’s operating results and assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation and the newly implemented lease accounting. The table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Conference Call

The Company will hold a conference call today to discuss these results.

Date and Time: Thursday, August 13, 2020 at 4:30pm ET

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at https://www.eastsidedistilling.com/investors/.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10147164. A webcast replay will be available in the Investor Relations section of the Company’s website at https://www.eastsidedistilling.com/investors/ for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon, since 2008. The Company is distinguished by its highly decorated product lineup that includes Redneck Riviera Whiskey, newly acquired Azuñia Tequilas, Burnside Whiskeys, Hue-Hue Coffee Rum, and Portland Potato Vodkas. All Eastside spirits are crafted from natural ingredients for quality and taste. Eastside’s Craft Bottling + Canning subsidiary is one of the Northwest’s leading independent spirit bottlers and ready-to-drink canners. For more information visit: www.eastsidedistilling.com or follow the Company on Twitter and Facebook.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; the impact of COVID-19 and related business disruption, the Company’s ongoing financing requirements and ability to achieve any financing, acceptance of the Company’s products in the market; the Company’s success in obtaining new customers; the Company’s success in product development; the Company’s ability to execute its business model and strategic plans; the Company’s success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the financial statements and related information contained in the Company’s Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Examples of forward-looking statements in this release may include statements related to our strategic focus, product verticals, anticipated revenue and profitability, our ability to reduce operating or other expenses, the anticipated demand from the craft beer industry, the effects of COVID-19, including the impact on sales, and the success of initiatives implemented to address the business disruption resulting from COVID-19 and earnings guidance for the second quarter of 2020. The Company assumes no obligation to update the cautionary information in this release.

Financial Summary Tables

The following financial information should be read in conjunction with the unaudited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-Q for the period ended June 30, 2020, and which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.eastsidedistilling.com.

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

June 30, 2020 and December 31, 2019

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash	$1,915,138	$342,678
Trade receivables	1,165,021	1,324,333
Inventories	10,749,107	12,331,133
Prepaid expenses and current assets	479,857	397,083
Current assets from discontinued operations	-	74,892
Total current assets	14,309,123	14,470,119
Property and equipment, net	3,642,236	4,687,469
Right of use asset	317,887	577,856
Intangible assets, net	14,430,298	14,674,790
Goodwill	28,182	28,182
Other assets	913,271	1,165,581
Non-current assets from discontinued operations	113,787	261,866
Total Assets	$33,754,784	$35,865,863

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,120,345	$2,881,185
Accrued liabilities	998,583	888,296
Deferred revenue	223,804	-
Secured trade credit facility, net of debt issuance costs	6,318,964	-
Current portion of notes payable	3,912,668	1,819,172
Current portion of lease liability	280,993	423,671
Current liabilities of discontinued operations	24,206	125,278
Total current liabilities	13,879,563	6,137,602
Lease Liability - less current portion	92,527	274,863
Secured trade credit facility, net of debt issuance costs	-	2,961,566
Deferred Consideration for Azunia acquisition (Long Term)	15,451,500	15,451,500
Notes payable - less current portion and debt discount	1,800,749	3,594,254
Non-current liabilities of discontinued operations	86,397	112,760
Total liabilities	31,310,736	28,532,545

Commitments and contingencies (Note 12)

Stockholders’ equity:
Common stock, $0.0001 par value; 15,000,000 shares authorized; 10,017,038 and 9,675,028 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	1,001	967
Additional paid-in capital	52,372,098	51,566,438
Accumulated deficit	(49,929,051)	(44,234,087)
Total Stockholders’ Equity	2,444,048	7,333,318
Total Liabilities and Stockholders’ Equity	$33,754,784	$35,865,863

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2020 and 2019

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Sales	$4,290,620	$4,003,013	$8,036,571	$7,463,792
Less excise taxes, customer programs and incentives	277,152	263,745	639,539	368,814
Net sales	4,013,468	3,739,268	7,397,032	7,094,978
Cost of sales	2,447,876	2,337,515	4,956,674	4,592,241
Gross profit	1,565,592	1,401,753	2,440,358	2,502,737
Operating expenses:
Advertising, promotional and selling expenses	1,145,014	1,334,053	2,843,775	2,553,229
General and administrative expenses	2,300,507	2,774,777	4,485,270	5,371,013
Loss on disposal of property and equipment	(20,357)	-	(19,136)	-
Total operating expenses	3,425,164	4,108,830	7,309,909	7,924,242
Loss from operations	(1,859,572)	(2,707,077)	(4,869,551)	(5,421,505)
Other income (expense), net
Interest expense	(323,780)	(117,902)	(627,375)	(225,312)
Other income (expense)	-	794	-	794
Total other expense, net	(323,780)	(117,108)	(627,375)	(224,518)
Loss before income taxes	(2,183,352)	(2,824,185)	(5,496,926)	(5,646,023)
Provision for income taxes	-	-	-
Loss from continuing operations	(2,183,352)	(2,824,185)	(5,496,926)	(5,646,023)

Loss from Discontinued operations	(3,063)	(124,302)	(198,038)	(245,903)

Net loss attributable to Eastside Distilling, Inc. common shareholders	$(2,186,415)	$(2,948,487)	$(5,694,964)	$(5,891,926)

Basic and diluted net loss per common share	$(0.22)	$(0.32)	$(0.58)	$(0.65)

Basic and diluted weighted average common shares outstanding	9,983,564	9,143,755	9,868,708	9,104,593

	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019

Net Loss	$(2,186,415)	$(2,948,487)	$(5,694,964)	$(5,891,926)
Add:
Interest Expense	323,780	117,902	627,375	225,312
Loss (gain) on disposal of property and equipment	(20,357)	-	(19,136)	-
Loss from discontinued operations	3,063	124,302	198,038	245,903
Stock-based compensation	304,320	521,339	801,919	767,115
Depreciation and amortization	624,956	336,374	1,270,232	658,994

Adjusted EBITDA	$(950,653)	$(1,848,570)	$(2,816,536)	$(3,994,602)

CONTACT: Company Contact: Eastside Distilling, (971) 888-4264, inquiries@eastsidedistilling.com; Investor Relations Contact: Lytham Partners, LLC, Robert Blum, (602) 889-9700, east@lythampartners.com